Exhibit 99.1

NewsRelease

Teledyne to Acquire Bolt Technology Corporation

THOUSAND OAKS, Calif. and Norwalk, Conn. – September 3, 2014 – Teledyne Technologies Incorporated (NYSE:TDY) (“Teledyne”) and Bolt Technology Corporation (NASDAQ:BOLT) (“Bolt”) jointly announced today that they have entered into a definitive agreement that provides for the merger of Bolt with a wholly-owned subsidiary of Teledyne. Pursuant to the transaction, Teledyne will acquire all of the outstanding common shares of Bolt for $22.00 per share payable in cash. The definitive agreement contemplates that Bolt will pay its previously announced quarterly dividend of $0.09 per common share, payable on October 2, 2014, to stockholders of record on September 3, 2014. The aggregate value for the transaction is approximately $171 million, taking into account Bolt’s stock options and net cash as of March 31, 2014. The transaction was unanimously approved by the Boards of Directors of Teledyne and Bolt. In addition, Bolt’s directors and executive officers have agreed to vote their shares in favor of the transaction.

Since 1965, Bolt has been a leading supplier of marine seismic energy sources and replacement parts for offshore energy exploration. Bolt also develops and manufactures high-reliability underwater cables and connectors, as well as related electronic controllers, monitoring systems and other auxiliary equipment. Through its SeaBotix business, Bolt is a leading designer and manufacturer of miniature underwater remotely operated vehicles (Mini ROVs) used in maritime security, search and rescue, aquaculture, and scientific research applications.

“Bolt will broaden our rich portfolio of marine instrumentation with a number of highly complementary products,” said Dr. Robert Mehrabian, Chairman, President and Chief Executive Officer of Teledyne. “Bolt’s geophysical acoustic sources will fit well with our existing hydrophone arrays, which listen for the echoes from these sound sources. Bolt would also bring unique connector technology, products and customers to our subsea interconnect businesses. Finally, SeaBotix expands our marine systems business by adding inspection-class ROVs to our autonomous underwater vehicles (AUVs), while also providing more platforms to use our extensive line of marine sensors.”

Raymond M. Soto, Bolt’s Chairman and Chief Executive Officer, commented, “This transaction rewards our shareholders, while providing exciting opportunities for both our customers and employees. Our respective companies have complementary products and technology, and given Teledyne’s resources, we believe that we can accelerate the development of new products, such as our environmentally friendly marine seismic energy source.”

Johnson Rice & Company L.L.C. is acting as exclusive financial advisor and Levett Rockwood P.C. and Edwards Wildman Palmer LLP are acting as legal counsel to Bolt. McGuireWoods LLP is acting as legal counsel to Teledyne.

About Teledyne Technologies

Teledyne Technologies is a leading provider of sophisticated instrumentation, digital imaging products and software, aerospace and defense electronics, and engineered systems. Teledyne Technologies’ operations are primarily located in the United States, Canada, the United Kingdom, and Western and Northern Europe. For more information, visit Teledyne Technologies’ website at www.teledyne.com.

About Bolt Technology Corporation

Bolt Technology Corporation is a leading worldwide developer and manufacturer of marine seismic data acquisition equipment used for offshore oil and natural gas exploration. Bolt, through its SeaBotix Inc. subsidiary, is also a developer and manufacturer of remotely operated robotic vehicles systems used for a variety of underwater tasks.

Additional Information About the Acquisition and Where to Find It

This press release is for informational purposes only. It does not constitute an offer to purchase shares of Bolt Technology Corporation or a solicitation or recommendation statement under the rules and regulations of the SEC. Bolt will publicly file a Form 8-K with the SEC containing the terms of the definitive merger agreement, and plans to mail a proxy statement to stockholders of Bolt in connection with the proposed transaction. Investors and security holders of Bolt are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about Teledyne, Bolt and the proposed transaction. Investors and security holders may obtain a free copy of these materials (when they are available) and other documents filed with the Securities and Exchange Commission at the SEC’s web site at www.sec.gov. A free copy of the proxy statement, when it becomes available, may also be obtained from Bolt Technology Corporation, Four Duke Place, Norwalk, Connecticut 06854, Attn: Investor Relations. In addition, investors and security holders may access copies of the documents filed with the SEC by Bolt on Bolt’s web site at www.bolt-technology.com. Bolt, Teledyne and their executive officers and directors may be deemed to be participants in the solicitation of proxies from its stockholders with respect to the proposed transaction. Information regarding the interests of the officers and directors of Bolt in the proposed transaction will be included in the proxy statement, and information regarding the officers and directors of Teledyne is included in its most recent Annual Report on Form 10-K and its most recent Proxy Statement filed with the SEC. The consummation of the proposed transaction is subject to the approval of Bolt’s stockholders as well as other customary closing conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act.

Forward-Looking Information Cautionary Notice

This press release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, with respect to management’s beliefs about the financial condition, results of operations and businesses of Teledyne and Bolt in the future. Forward-looking information involves risks and uncertainties, is based on the current expectations of the management of Bolt and Teledyne and is subject to uncertainty and changes in circumstances. The forward-looking information contained herein may include statements about the expected effects on Teledyne of the transaction, the anticipated timing and scope of the transaction, expected timing of the completion of the transaction, anticipated earnings enhancements, estimated cost savings and other synergies, costs to be incurred in achieving synergies, anticipated capital expenditures and product developments, other strategic options and all other statements in this announcement other than historical facts. Forward-looking information includes, without limitation, statements typically containing words such as “intends”, “expects”, “anticipates”, “targets”, “estimates” and words of similar import. By its nature, forward-looking information is not a guarantee of future performance or results and involves risks and uncertainties because it relates to events and depends on circumstances that will occur in the future. Actual results could differ materially from this forward-looking information. Many factors could change anticipated results, including Teledyne’s ability to integrate Bolt’s operations, retain customers and key employees and achieve operating synergies, the ability to develop and market new competitive products, risks associated with global economic conditions and fluctuations in offshore energy activity, failure of the requisite number of Bolt’s stockholders to approve the transaction, operating results of Bolt being lower than anticipated, and unexpected acquisition-related costs and expenses. Certain of these and other factors that could affect Bolt’s business are discussed in Bolt’s Annual Report for the fiscal year ended June 30, 2013 and Bolt’s Quarterly Reports on Form 10-Q for the periods ending September 30, 2013, December 31, 2013 and March 31, 2014. Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in Teledyne’s periodic filings with the Securities and Exchange Commission, including its 2013 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Neither Teledyne nor Bolt undertake any obligation to publicly update or revise any forward-looking information, whether as a result of new information, future events or otherwise.

Contact:	Jason VanWees
SVP, Strategy and M&A
Teledyne Technologies
(805) 373-4542

Contact:	Raymond M. Soto
Chairman and CEO
Bolt Technology Corporation
(203) 853-0700